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                                                                   EXHIBIT 3.2

                                     BYLAWS
                                       OF
                         CARL KARCHER ENTERPRISES, INC.


                                   ARTICLE I
                                    OFFICES

         Section 1. PRINCIPAL OFFICE. The board of directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of California. If the principal executive office is located outside the State of California, and the corporation has one or more business offices in the State of California, the board of directors shall likewise fix and designate a principal business office in the State of California.

         Section 2. OTHER OFFICES. The corporation may also establish offices at such other places, both within and outside the State of California, as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

         Section 1. PLACE OF MEETINGS. Meetings of shareholders shall be held at any place within or outside the State of California designated by the board of directors. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the corporation.

         Section 2. ANNUAL MEETINGS. The annual meeting of shareholders shall be held on the 9th day of June in each year at ten o'clock a.m., or such other date or time as may be fixed by the board of directors; provided, however, that should said day fall upon a legal holiday, such annual meeting of shareholders shall be held at the same time on the next succeeding day which is a full business day. At such meeting, directors shall be elected and any other proper business may be transacted.

         Section 3. SPECIAL MEETINGS. A special meeting of the shareholders may be called at any time by the board of directors, the chairman of the board, the president, or one or more shareholders holding in the aggregate shares entitled to cast not less than 10% of the votes at any such meeting.

         If a special meeting is called by anyone other than the board of directors, the request shall be in writing, specifying the time of the meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, any vice president or the secretary of the corporation. The officer receiving such request forthwith shall cause notice to be given to the shareholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this
Section 3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the board of directors may be held.





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         Section 4.  NOTICE OF MEETINGS.  All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 5 of this Article II not less than ten (10) nor more than sixty (60) days before the date of the meeting being noticed. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election.

         If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the California Corporations Code (the "Code"), (ii) an amendment of the articles of incorporation, pursuant to
Section 902 of the Code, (iii) a reorganization of the corporation, pursuant to
Section 1201 of the Code, (iv) a voluntary dissolution of the corporation, pursuant to Section 1900 of the Code, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of the Code, the notice shall also state the general nature of such proposal.

         Section 5. MANNER OF GIVING NOTICE. Notice of any meeting of shareholders shall be given personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the shareholder at the shareholder's address appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corp[oration's books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or telegraphic or other written communication to the corporation's principal executive office, or if published at least once in a newspaper of general circulation in the country in which the principal executive office is located. Notice shall be deemed to have been given when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

         If any notice addressed to a shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the Untied States Postal Service marked to indicate that the Service is unable to deliver the notice to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available to the shareholder upon written demand at the principal executive office of the corporation for a period of one year from the date of the giving of such notice or report to all other shareholders.

         An affidavit of the mailing or other means of giving any notice of any shareholders' meeting shall be executed by the secretary, assistant secretary or any transfer agent of the corporation, and shall be filed and maintained in the minute book of the corporation.

         Section 6. QUORUM. Unless otherwise provided in the articles of incorporation, the presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.





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         Section 7.  ADJOURNMENT.  Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares represented at such meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at such meeting, except as provided in Section 6 of this Article II.

         When any meeting of shareholders, annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the board of directors shall set a new record date. Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article II. At any adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

         Section 8. VOTING. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of
Section II of this Article II, subject to the provisions of Sections 702 to 704, inclusive, of the Code (relating to voting shares held by a fiduciary, in the name of a corporation or in the names of two or more persons). The vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by a shareholder at the meeting and before the voting begins. Any shareholder entitled to vote on any matter (other than elections of directors) may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares such shareholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of directors) shall be the act of the shareholders, unless the vote of a greater number of voting by classes is required by the Code or the articles of incorporation.

         At a shareholders' meeting involving the election of directors, no shareholder shall be entitled to cumulate votes on behalf of any candidate for director (i.e., each shareholder shall be entitled to cast for any one or more candidates no greater number of votes than the number of shares held by such shareholder) unless such candidate or candidates' names have been placed in nomination prior to the voting and the shareholder has given notice prior to the voting of the shareholder's intention to cumulate votes. If any shareholder has given such notice, every shareholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

         Section 9. WAIVER OF NOTICE: CONSENT. The transactions of any meeting of shareholders, annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice, or a consent to a holding of the meeting, or an approval of the minutes thereof. The waiver of notice or consent need not specify either the business to be transacted for the purpose of any





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annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any matters specified in the second paragraph of Section 4 of this Article II, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         Attendance of a person at a meeting shall also constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meetings is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of such meeting if such objection is expressly made at the meeting.

         Section 10. ACTION WITHOUT MEETING. Unless otherwise provided in the articles of incorporation, any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
In the case of election of directors, such consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time to fill a vacancy on the board of directors not filled by the directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors. All such consents shall be filed with the secretary of the corporation and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder's proxy holder, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by the secretary of the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

         Unless the consents of all shareholders entitled to vote have been solicited in writing, the secretary shall give prompt notice of any corporate action approved by the shareholders without a meeting by less than unanimous written consent to those shareholders entitled to vote who have not consented in writing. Such notice shall be given in the manner specified in Section 5 of this Article II. In the case of approval of (i) contracts or transactions in which a director has a direct or indirect financial interest, pursuant to
Section 310 of the Code, (ii) indemnification of agents of the corporation, pursuant to Section 317 of the Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of the Code, or (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of the Code, such notice shall be given at least ten
(10) days before the consummation of the action authorized by any such approval.

         Section 11. RECORD DATE. For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days prior to the date of the meeting nor more than sixty
(60) days prior to the action without a meeting, and in such case only shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the California General Corporation Law.





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         If the board of directors does not so fix a record date:

                 (a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

                 (b) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the board has been taken, shall be at the close of business on the day on which the board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

         Section 12. PROXIES. Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder's attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, prior to the vote pursuant thereto, by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of the proxy is received by the corporation before the vote pursuant thereto is counted; provided, however, that no such proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provision of
Section 705(e) and (f) of the Code.

         Section 13. INSPECTORS OF ELECTION. Before any meeting of shareholders, the board of directors may appoint any persons (other than nominees for office) to act as inspectors of election at the meeting or any adjournments thereof. If inspectors of election are not so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or refuses to act, the chairman of the meeting may, and upon the request of any shareholder or a shareholder's proxy shall, appoint a person to replace the one who so failed or refused. If there are three (3) inspectors of election, the decision, act or certificate of a majority of them is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.


                                  ARTICLE III
                                   DIRECTORS

         Section 1. POWERS. Subject to the provisions of the California General Corporation Law and any limitations in the articles of incorporation and these bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and





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affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

         Section 2. The authorized number of directors of the Corporation shall be nine (9) until this Section 3.2 is amended by a resolution duly adopted by the Board. Directors need not be stockholders. With the exception of Carl N. Karcher, no person who has attained the age of 75 shall be eligible for election to the Board. Each of the directors of the Corporation shall hold office until such director's successor shall have been duly elected and shall qualify or until such director shall resign or shall have been removed in the manner provided by these Bylaws.

         Section 3. ELECTION AND TERM OF OFFICE. Directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

         Section 4. REMOVAL. Any or all of the directors may be removed by order of court pursuant to Section 304 of the Code, or by the shareholders pursuant to the provisions of Section 303 of the Code.

         Section 5. VACANCIES. Vacancies in the board of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote. Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

         A vacancy or vacancies in the board of directors shall be deemed to exist in the case of the death, resignation or removal of any director, or if the board of directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or who has been convicted of a felony, or if the authorized number of directors is increased, or if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the number of directors to be voted for at that meeting.

         The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

         Any director may resign effective upon giving written notice to the chairman of the board, the president, the secretary or the board of directors, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

         No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his or her term of office.

         Section 6. PLACE OF MEETINGS AND MEETINGS BY TELEPHONE. Regular meetings of the board of directors may be held at any place within or outside the State of California that has been designated from time to time by resolution of the board. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board shall be held at any place within or outside the





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State of California that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating can hear one another, and all such directors shall be deemed to be present in person at such meeting.

         Section 7. REGULAR MEETINGS. Immediately following each annual meeting of shareholders, the board of directors shall hold a regular meeting for the purpose of organization, any desired election of officers and the transaction of other business. Other regular meetings of the board of directors shall be held without call at such time as shall from time to time be fixed by the board of directors. Notice of regular meetings shall not be required.

         Section 8. SPECIAL MEETINGS. Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board or the president or any vice president or the secretary or any two directors.

         Notice of the time and place of special meetings shall be delivered to each director personally or by telephone or sent by first-class mail or telegram, charges prepaid, addressed to each director at his or her address as it is shown on the records of the corporation. In case the notice is mailed, it shall be deposited in the Untied States mail at least four (4) days prior to the time of the holding of the meeting. In case such notice is delivered personally or by telephone or telegraph, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours prior to the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the corporation.

         Section 9. QUORUM. A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of
Section 310 of the Code (approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 311 of the Code (appointment of committees), and Section 317(e) of the code (indemnification of directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the require quorum for such meeting.

         Section 10. WAIVER OF NOTICE: CONSENT. The transactions of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to that director.





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         Section 11. ADJOURNMENT.  A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of such time and place shall be given prior to the time of the adjourned meeting, in the manner specified in Section 8 of this Article
III, to the directors who were not present at the time of the adjournment.

         Section 12. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the board of directors may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to such action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. The written consent or consents shall be filed with the minutes of the proceedings of the board.

         Section 13. FEES AND COMPENSATION. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the board of directors. Nothing contained herein shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for such service.

                                   ARTICLE IV
                                   COMMITTEES

         Section 1. COMMITTEES OF DIRECTORS. The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the board. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the board, may have all the authority of the board, except with respect to:

                 (a) the approval of any action which, under the California General Corporation Law, also requires shareholders' approval or approval of the outstanding shares;

                 (b) the filling of vacancies on the board of directors or in any committee;

                 (c) the fixing of compensation of the directors for serving on the board or on any committee;

                 (d) the amendment or repeal of bylaws or the adoption of new bylaws;

                 (e) the amendment or repeal of any resolution of the board of directors which by its express terms is not so amendable or repealable;

                 (f) a distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the board of directors; or

                 (g) the appointment of any other committees of the board of directors or the members thereof.

         Section 2. MEETINGS AND ACTION. Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of
Article III of these





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bylaws, Sections 6 (place of meetings and meetings by telephone), 7 (regular meetings), 8 (special meetings), 9 (quorum), 10 (waiver of notice), 11 (adjournment) and 12 (action without meeting), with such changes in the context of those bylaws as are necessary to constitute the committee and its members for the board of directors and its members, except that the time of regular meetings of committees may be determined by resolution of the board of directors as well as the committee; special meetings of committees may also be called by resolution of the board of directors; and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

                                   ARTICLE V
                                    OFFICERS

         Section 1. OFFICERS. The officers of the corporation shall be a president, a secretary and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Any number of offices may be held by the same person.

         Section 2. ELECTION. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or
Section 5 of this Article V, shall be chosen by the board of directors, and each shall serve at the pleasure of the board, subject to the rights, if any, of an officer under any contract of employment.

         Section 3. OTHER OFFICERS. The board of directors may appoint, and may empower the president to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the board of directors may from time to time determine.

         Section 4. REMOVAL AND RESIGNATION. Subject to the rights, if any, of any officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

         Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any such resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

         Section 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to such office.

         Section 6. CHAIRMAN OF THE BOARD. The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the board of directors or prescribed by the bylaws. If there is no president, the chairman of the board shall in addition be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 7 of this Article V.





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         Section 7.  PRESIDENT.  Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and the officers of the corporation. He or she shall preside at all meetings of the shareholders and, in the absence of the chairman of the board, or if there be none, at all meetings of the board of directors. He or she shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the board of directors or the bylaws.

         Section 8. VICE PRESIDENTS. In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors, or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or the bylaws and the president or the chairman of the board.

         Section 9. SECRETARY. The secretary shall keep, or cause to be kept, at the principal executive office or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' and committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

         The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

         The secretary shall give, or cause to be given, notice of all meetings of the shareholder and of the board of directors required by the bylaws or by law to be given, and he or she shall keep the seal of the corporation, if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by the bylaws.

         Section 10. CHIEF FINANCIAL OFFICER. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

         The chief financial officer shall deposit, or cause to be deposited, all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He or she shall disburse, or cause to be disbursed, the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all financial transactions and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or the bylaws.

                                   ARTICLE VI
               INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES
                                AND OTHER AGENTS

         Section 1. INDEMNIFICATION. The corporation may, to the maximum extent permitted by the California General Corporation Law, indemnify each of its agents against expenses, judgements, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an agent of the corporation. For purposes of this Article VI, an "agent" of the corporation includes any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

         Section 2. ADVANCE OF EXPENSES. Expenses incurred in defending any proceeding may be advanced by this corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Article.

         Section 3. OTHER CONTRACTUAL RIGHTS. Nothing contained in this Article shall affect any right to indemnification to which persons other than directors and officers of this corporation or any subsidiary hereof may be entitled by contract or otherwise.

         Section 4. INSURANCE. Upon and in the event of a determination by the board of directors of this corporation to purchase such insurance, this corporation shall purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not this corporation would have the power to indemnify the agent against such liability.

                                  ARTICLE VII
                              RECORDS AND REPORTS

         Section 1. MAINTENANCE AND INSPECTION OF SHARE REGISTER. The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.

         A shareholder or shareholders of the corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation may (i) inspect and copy the records of shareholders' names and addresses and shareholdings during usual business hours upon five (5) days' prior written demand upon the corporation, or (ii) obtain from the transfer agent of the corporation, upon written demand and upon the tender of the transfer agent's usual charges for such list, a list of the shareholders' names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which such list has been compiled or as of a date specified by the shareholder subsequent to the date of demand. The list shall be made available to that shareholder on or before the later of five (5) days after the demand is received or the date specified therein as the date as of which the list is to be compiled. The record of shareholders shall also be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or as the holder of a voting trust certificate. Any inspection and copying under this Section may be made in person or as an agent or attorney of the shareholder or holder of a voting trust certificate making such demand.

         Section 2. MAINTENANCE AND INSPECTION OF BYLAWS. The corporation shall keep at its principal executive office, or if its principal executive office is not in the State of California,at its principal business office in that State, the original or a copy of the bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in that State, the secretary shall, upon the written request of any shareholder, furnish to such shareholder a copy of the bylaws as amended to date.

         Section 3.  MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS.
The Accounting books and records and minutes of proceedings of the shareholders and the board of directors and any committee or committees of the board of directors shall be kept at such place or places designated by the board of directors, or, in the absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. Such minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. The foregoing rights of inspection shall extend to the records of each subsidiary of the corporation.

         Section 4. INSPECTION BY DIRECTORS. Every director shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the corporation and each subsidiary corporation. Such inspection by a director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

         Section 5. ANNUAL REPORTS. The Board of Directors of the corporation shall cause an annual report to be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal year, provided that such report shall in any event be sent to shareholders at least fifteen (15) (or, if sent by third-class mail, thirty-five (35) days prior to the annual meeting of shareholders to be held during the next fiscal year. Such report shall contain a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year and shall be accompanied by any report thereon of independent accountants.
Such report shall also contain any additional matters required by Section 1501(b) of the General Corporation Law, the Securities Exchange Act of 1934 and other applicable laws.

         Section 6. FINANCIAL STATEMENTS. A copy of any annual financial statement and any income statement of the corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the corporation as of the end of each such period, that has been prepared by the corporation shall be kept on file in the principal executive office of the corporation for twelve
(12) months and each such statement shall be exhibited at all reasonable times to any shareholder demanding examination of any such statement or a copy shall be mailed to any such shareholder.

         If a shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the corporation makes a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the then current fiscal year ended more than thirty (30) days prior to the date of the request, and a balance sheet of the corporation as of the end of such period, the chief financial officer shall cause such statement or statements to be prepared, if not already prepared, and shall deliver personally or mail such statement or statements to the person making the request within thirty (30) days after the receipt of such request. If the corporation has not sent to the shareholders its annual report for the last fiscal year, this report shall likewise be delivered or mailed to such shareholder or shareholders within thirty (30) days after such request.

         The corporation also shall, upon the written request of any shareholder, mail to the shareholder a copy of the last annual, semi-annual or quarterly income statement which it has prepared and a balance sheet as of the end of such period.

         The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report thereon, if any, of any independent accounts engaged by the corporation or the certificate of an authorized officer of the corporation that such financial statements were prepared without audit from the books and records of the corporation.

                                  ARTICLE VIII
                                GENERAL MATTERS

         Section 1.  RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING.
For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other lawful action (other than action by shareholders by written consent without a meeting), the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days prior to any such action, and in such case only shareholders of record on the date so fixed are entitled to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the California General Corporation Law.

         If the board of directors does not so fix a record date for determining shareholders for any such propose shall be at the close of business on the date on which the board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such action, whichever is later.

         Section 2. CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the board of directors.

         Section 3. CORPORATE CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of an on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

         Section 4. CERTIFICATES FOR SHARES. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any such shares are fully paid and the board of directors may authorize the issuance of certificates or shares as partly paid provided that such certificates shall state the amount of the consideration to be paid therefor and the amount paid thereon. All certificates shall be signed in the name of the corporation by the chairman of the board or vice chairman of the board or the president or vice president and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

         Section 5. LOST CERTIFICATES. Except as hereinafter in this Section provided, no new certificates for shares shall be issued in lieu of an old certificate unless the latter is surrendered to the corporation and cancelled. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions as the board may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or lability, on account of the alleged loss, theft or destruction of such certificate or the issuance of replacement certificate.

         Section 6. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The chairman of the board, the president, or any vice president, or any other person authorized by resolution of the board of directors or by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority granted to said officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised by any such officer in person or by any person authorized to do so by proxy duly executed by said officer.

         Section 7. CONSTRUCTION AND DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the California General Corporation Law shall govern the construction of these bylaws. Without limiting the generality of the foregoing, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person. All references in these bylaws to the California General Corporation Law or to sections of the Code shall be deemed to be such Law or sections as they may be amended and in effect and, if renumbered, to such renumbered provisions at the time of any action taken under the bylaws.

                                   ARTICLE IX
                                   AMENDMENTS

         Section 1. AMENDMENT BY SHAREHOLDERS. New bylaws may be adopted or these bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the articles of incorporation of the corporation set forth the number of authorized directors of the corporation, the authorized number of directors may be changed only by an amendment of the articles of incorporation.

         Section 2. AMENDMENT BY DIRECTORS. Subject to the rights of the shareholders to adopt, amend or repeal bylaws as provided in Section 1 of this
Article IX, bylaws may be adopted, amended or repealed by the board of directors.

                            CERTIFICATE OF AMENDMENT

                                  OF BYLAWS OF

                         CARL KARCHER ENTERPRISES, INC.
                            a California corporation


The undersigned, Daniel W. Holden, certifies as follows:

         1. He is the duly elected and acting Secretary of Carl Karcher Enterprises, Inc., a California corporation (Corporation).

         2. Article V, Section 1. of the ByLaws of the Corporation is hereby amended to read as follows:

                 "Section 1. The officers of the Corporation shall be a Chairman of the Board, President, Chief Financial Officer, Executive Vice President, Group Vice President(s), Treasurer, Corporate Counsel and Secretary. Notwithstanding the above, any Vice-President who held a vice-presidential position existing prior to June 30, 1988, shall be an officer of the corporation until such Vice President vacates said vice-presidential position.

         3. The foregoing amendment of the ByLaws has been duly approved by the Board of Directors of the Corporation.

I declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of my own knowledge.


Dated:  September 28, 1990.                  /s/  DANIEL W. HOLDEN
                                             ___________________________
                                             Daniel W. Holden, Secretary

                            CERTIFICATE OF AMENDMENT

                                  OF BYLAWS OF

                         CARL KARCHER ENTERPRISES, INC.
                            a California corporation


The undersigned, Daniel W. Holden, certifies as follows:

         1. He is the duly elected and acting Secretary of Carl Karcher Enterprises, Inc., a California corporation (Corporation).

         2. Article V, Section 1. of the ByLaws of the Corporation is hereby amended to read as follows:

                 "Section 1. The officers of the Corporation shall be the President and Chief Executive Officer, Chief Financial Officer, Senior Vice Presidents, General Counsel, Controller, Vice President Strategic Development, Vice President Human Resources, Vice President Marketing, and Secretary."

         3. The foregoing amendment of the ByLaws has been duly approved by the Board of Directors of the Corporation.

I declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of my own knowledge.


Dated:  April 7, 1993                        /s/  DANIEL W. HOLDEN
                                             ___________________________
                                             Daniel W. Holden, Secretary

                            CERTIFICATE OF AMENDMENT

                                  OF BYLAWS OF

                         CARL KARCHER ENTERPRISES, INC.
                            a California corporation


The undersigned, Daniel W. Holden, certifies as follows:

         1. He is the duly elected and acting Secretary of Carl Karcher Enterprises, Inc., a California corporation (Corporation).

         2. Article V, Section 1. of the ByLaws of the Corporation is hereby amended to read as follows:

                 "Section 1. The officers of the Corporation shall be the Chairman of the Board, President and Chief Executive Officer, Chief Financial Officer, Senior Vice Presidents, Vice President/General Counsel, Vice President/Controller, Vice President Systems & Technology, Vice President Human Resources, Vice President Marketing, and Secretary."

         3. The foregoing amendment of the ByLaws has been duly approved by the Board of Directors of the Corporation.

I declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of my own knowledge.


Dated:  May 7, 1993                          /s/  DANIEL W. HOLDEN
                                             ___________________________
                                             Daniel W. Holden, Secretary

                            CERTIFICATE OF AMENDMENT

                                  OF BYLAWS OF

                         CARL KARCHER ENTERPRISES, INC.
                            a California corporation


The undersigned, Daniel W. Holden, certifies as follows:

         1. He is the duly elected and acting Secretary of Carl Karcher Enterprises, Inc., a California corporation (Corporation).

         2. Article V, Section 1. of the ByLaws of the Corporation is hereby amended to read as follows:

                 "Section 1. The officers of the Corporation shall be the Chairman of the board, President and Chief Executive Officer, Chief Financial Officer, Senior Vice Presidents, General Counsel, Controller, Vice President Strategic Development, Vice President Human Resources, Vice President Marketing, and Secretary."

         3. The foregoing amendment of the ByLaws has been duly approved by the Board of Directors of the Corporation.

I declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of my own knowledge.


Dated:  July 28, 1993               /s/  DANIEL W. HOLDEN
                                         ___________________________
                                         Daniel W. Holden, Secretary

                           CERTIFICATE OF AMENDMENT

                                 OF BYLAWS OF

                            CKE RESTAURANTS, INC.
                            a Delaware corporation


The undersigned, Robert A. Wilson, certifies as follows:

        1. He is the duly elected and acting Secretary of CKE Restaurants, a Delaware corporation (the "Corporation").

        2. Article III, Section 3.2. of the ByLaws of the Corporation is hereby amended to read as follows:

              "Section 3.2. Election of Directors. The authorized number of directors of the Corporation shall be nine (9) until this
              Section 3.2 is amended by a resolution duly adopted by the Board. Directors need not be stockholders. With the exception of Carl
              N. Karcher, no person who has attained the age of 75 shall be eligible for election to the Board. Each of the directors of the Corporation shall hold office until such director's successor shall have been duly elected and shall qualify or until such director shall resign or shall have been removed in the manner provided by these Bylaws."

        3. The foregoing amendment of the ByLaws was been duly approved by resolution of the Board of Directors of the Corporation on May 5, 1996.

I declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of my own knowledge.

Dated: March 7, 1996



/s/ Robert A. Wilson
- -------------------------------
Robert A. Wilson, Secretary